EXHIBIT 10.19

TERMINATION AND SETTLEMENT AGREEMENT

THIS TERMINATION AND SETTLEMENT AGREEMENT (the "Agreement") is entered into as of May 11, 2010, between PREMIX-MARBLETITE MANUFACTURING CO. ("Premix"), DFH, INC., formerly known as Acrocrete, Inc. and Acro Holdings, Inc. ("DFH"), and JUST-RITE SUPPLY, INC. ("Just-Rite"), each a Florida corporation (each a "Borrower" and collectively, "Borrowers"); IMPERIAL INDUSTRIES, INC., a Delaware corporation ("Guarantor"); MICHAEL PHELAN, as assignee for the benefit of the creditors of Just-Rite, and not individually ("Assignee"); and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), a national banking association and successor by merger to Wachovia Bank, National Association, as successor to Congress Financial Corporation (Florida) under the Loan Agreement (defined below).

Recitals:

Congress Financial Corporation (Florida) ("Congress") and Borrowers entered into a certain Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as amended, restated, modified and supplemented from time to time, the "Loan Agreement"), pursuant to which Lender (as successor to Wachovia, which is the successor to Congress) has made loans and other extensions of credit to Borrowers, which loans and extensions of credit are secured by security interests in and liens upon all of the assets of Borrowers and guaranteed unconditionally by Guarantor.

Events of Default occurred under (and as defined in) the Loan Agreement.  Lender, Borrowers and Guarantor entered into a Forbearance and Amendment Agreement dated June 9, 2009 (as at any time amended, the "Forbearance Agreement"). The Forbearance Agreement was amended on several occasions with the consent of the Assignee, and then the Forbearance Agreement expired on April 30, 2010.

Just-Rite has made an assignment for the benefit of its creditors under Florida law, styled In re Just-Rite Supply, Inc., Assignor, to Michael Phelan, Assignee, Case No. CACE 2009 09032744XXXX (04) (the "ABC"), In the Circuit Court of the 17th Judicial Circuit, In and For Broward County, Florida (the "ABC Court").  Assignee is the assignee in the ABC.

Effective March 20, 2010, Wachovia was merged into Wells Fargo Bank, National Association, and Lender is the successor by merger to Wachovia with respect to the Loan Agreement and all of the related Financing Agreements (as defined in the Loan Agreement).

Lender has been informed that Borrowers intend to terminate the Loan Agreement on the Termination Date (defined below) and to pay in full all loans and other non-contingent obligations of Borrowers to Lender outstanding on the Termination Date, including, but not limited to, all principal, interest, legal fees and other charges outstanding or payable under the Loan Agreement. Upon payment in full of such obligations, Lender is willing to release its liens upon and security interests in certain assets of Borrowers and Guarantor, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Borrowers, Guarantor, Assignee and Lender hereby agree as follows:

1.

Definitions; Rules of Construction.

(a)

In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

"Absolute Obligations" shall mean the following Obligations of Borrowers under the Loan Agreement, in each case as of the Termination Date:

1.	Principal:	$ 7,553.40
2.	Accrued interest:	$ 32.39
3.	Actual unpaid legal fees and expenses through, and estimated legal fees and expenses after, the Termination Date:	$ 8,699.68
	TOTAL:	$16,285.47

If payment of the full amount of the Absolute Obligations does not occur on or prior to May 11, 2010, then the principal amount of such Obligations shall accrue additional per diem interest, and the total amount of the Absolute Obligations shall be increased accordingly.

"Approval Order" shall mean an order of the ABC Court entered in the ABC approving the execution and performance of this Agreement by the Assignee, substantially in the form attached hereto as Exhibit A.

"Certificate of Deposit" shall mean Certificate of Deposit Account No. xxxxxxxxxxx9399 dated November 20, 2009, pledged by Guarantor to Lender to secure the Obligations of Borrowers under the Loan Agreement and the Forbearance Agreement.

"Claims" shall mean all liabilities, claims, demands, actions or causes of action of any kind (if any there be) against Lender, whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, and including, without limitation, all "derivative actions" under state or federal law, claims for disgorgement or refund of payments or proceeds received by Lender, any claim or cause of action that may exist against Lender under F.S.A. § 727.109(8) or otherwise, and any claim or right that the Assignee may have to seek to surcharge any Collateral (as defined in the Loan Agreement) for any costs or expenses of, or that may arise or exist in connection with, the ABC.

"Conditions" shall mean the conditions precedent contained in Section 4 of this Agreement.

"Depository Agreements" shall have the meaning ascribed to such term in Section 3(c) of this Agreement.

"Financing Agreements" shall have the meaning ascribed to such term in the Loan Agreement.

"Financing Statements" shall mean the UCC-1 financing statements listed in Exhibit B attached hereto.

"Obligations" shall have the meaning ascribed to such term in the Loan Agreement and shall include, without limitation, all such Obligations at any time arising or incurred, whether prior to, on or after the date of filing of the ABC or the Termination Date.

"Obligors" shall mean Borrowers, Guarantor and the Assignee.

"Parties" shall mean each Obligor and Lender.

"Person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture, limited liability company or other entity or any government or any agency or instrumentality or political subdivision thereof.

"Real Estate Lender" shall mean Wachovia Bank, National Association, and its successor Wells Fargo Bank, National Association, in its capacity as a creditor of Obligors pursuant to any of the Real Estate Loan Documents.

"Real Estate Loan Documents" shall mean (i) a Mortgage Note dated April 20, 2005, made by Just-Rite in favor of Wachovia in the original principal amount of $367,500, (ii) a Credit Agreement dated April 20, 2005, between Wachovia and Just-Rite, (iii) a Guaranty Agreement dated April 20, 2005, made by Guarantor in favor of Wachovia, (iv) the Surviving Mortgage, and (v) all documents, instruments, modifications, amendments and supplements related in any way to any of the foregoing.

"Released Assets" shall mean all accounts, inventory, equipment and general intangibles of Obligors and the lien evidenced by the WCF Mortgage, excluding only the Certificate of Deposit; provided, however, that no liens or security interests in favor of Real Estate Lender shall be adversely affected by this Agreement.

"Settlement Motion" shall mean a motion of the Assignee filed in the ABC seeking entry of the Approval Order.

"Surviving Mortgage" shall mean the mortgage dated on or about April 20, 2005, executed and delivered by Just-Rite in favor of Real Estate Lender, and recorded in the public real estate records of Duval County, Florida.

"Termination Date" shall mean May 11, 2010.

"Wachovia" shall mean Wachovia Bank, National Association.

"WCF Mortgage" shall mean the Mortgage, Security Agreement and Assignment of Rents and Leases dated on or about June 9, 2009, made by Just-Rite in favor of Lender, and recorded on June 10, 2009, at OR Book 14903, Page 1398, Records of Duval County, Florida.

(b)

The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders, and the singular shall include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor  statutes  and regulations; to any document shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; and to "including" and "include" shall be understood to mean "including, without limitation" and "include, without limitation" (and, for purposes of this Agreement, the Parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned).

2.

Termination of Loan Agreement; Payment of Absolute Obligations to Lender.

(a)

Each Obligor hereby agrees that the Loan Agreement and all obligations (if any) of Lender to make loans or to extend credit to or for the benefit of any Borrower under the Loan Agreement or any related Financing Agreement are terminated effective as of the Termination Date.

(b)

No later than three (3) days after the Termination Date, Just-Rite or the Assignee shall pay in full the Absolute Obligations by wire transfer of immediately available funds to Lender using the following wiring instructions:

Wachovia Bank N.A.

201 S. College St. Suite # 2420

Charlotte, NC  28288-0672

Under ABA #053000219

WACHOVIA CAPITAL FINANCE CORPORATION (Florida)

A/C # 5000000030334

Re:  Client Name:  Premix/Just-Rite

3.

Release of Liens and Security Interests by Lender; Reservation of Indemnities and Other Rights by Lender.

(a)

Promptly after each of the Conditions has been timely satisfied and Lender has received payment of the Absolute Obligations as provided in Section 2 above, Lender agrees that it will execute and deliver or file all terminations and satisfactions necessary or reasonably requested by Obligors to release any and all liens, security interests, assignments, pledges and other interests Lender may have in the Released Assets, including, but not limited to, Lender's filing of a termination of the Financing Statements and a release of the WCF Mortgage.  If and only if each of the foregoing conditions has been satisfied and Lender has not filed a termination of the Financing Statements within 30 days after the Termination Date, then each Obligor is authorized by Lender to file UCC termination statements to terminate the Financing Statements and Lender’s security interests in the Released Assets.  All costs and expenses of any releases executed or recorded in connection with this Agreement shall be borne solely by Obligors.

(b)

If and to the extent that, as of May 31, 2010, there are no unpaid Obligations owing by any Obligor to Lender under the Loan Agreement or the Forbearance Agreement, then Lender agrees that it will promptly thereafter release its liens upon and security interests in the Certificate of Deposit.

(c)

No termination of Lender's liens and security interests shall operate to terminate or impair (a) Obligors' indemnifications of Lender under the Loan Agreement or otherwise, which shall survive such termination, or (b) any statutory or common law deposit bank lien, any security interest of a collecting bank under Section 4-210 of the Uniform Commercial Code or any other rights of Lender, as depository bank, pursuant to any blocked account, lockbox or other deposit account control agreement or any depository agreement with Obligors (collectively, the "Depository Agreements"), whose rights shall be governed by such Depository Agreements and applicable law regarding (among other issues) setoff and recoupment. By their acceptance hereof, Obligors acknowledge and agree that (a) Lender reserves all of its rights with respect to each automated clearinghouse transfer ("ACH") and each check and other instrument or payment item received by Lender from Obligors or any of Obligors' account debtors prior to full payment of the Absolute Obligations as contemplated hereby (such checks, instruments or other payment items being collectively called "Checks"); (b) Lender has credited to Obligors' account the amount of all such ACH transfers and the face amount of all such Checks, but Lender may not yet have received full and final credit or payment therefor; and (c) Obligors shall reimburse and pay to Lender, promptly after Lender's demand therefor made at any time within sixty (60) days after the date hereof, in immediately available funds, the amount of any ACH transfer and the full face amount of any Check that is hereafter dishonored or returned to Lender or remains unpaid for any reason plus any bank charges and all other reasonable costs incurred by Lender that arise as a result of any such dishonor or return, and any Borrowers' or Guarantor's obligation to make such payment shall not be conditioned upon any prior demand upon any other Borrower or Guarantor by Lender.

4.

Conditions Precedent.  Notwithstanding anything to the contrary in this Agreement, the effectiveness of the provisions contained in Sections 3 and 9 of this Agreement are subject to the express conditions precedent that (a) this Agreement is fully executed and delivered by each of the Parties, (b) Lender timely receives payment of the Absolute Obligations as provided in Section 2 hereof, and (c) the Approval Order is entered by the ABC Court on or before May 31, 2010, and has not been stayed or appealed. Notwithstanding the foregoing, the Parties may jointly waive or defer the time for satisfaction of the Conditions in writing at any time, in which event Sections 3 and 9 of this Agreement shall become effective and enforceable on the date on which such written waiver is stated to be effective.  If any of the Conditions is not timely satisfied or waived by all Parties in writing, then none of the provisions of Sections 3 and 9 of this Agreement shall become effective and each Party shall have all of the claims, liens, and other rights and remedies that existed prior the execution of this Agreement.

5.

Rights Under Forbearance Agreement and Amendments Preserved.  The releases by the Obligors in favor of Lender contained in Section 9 of this Agreement shall be in addition to, and not in lieu of, the acknowledgments, stipulations, and releases contained in the Forbearance Agreement and amendments thereto.

6.

No Effect Upon Claims or Liens of Real Estate Lender.  The Real Estate Lender has asserted various claims against Obligors arising out of or related to the Real Estate Loan Documents (collectively, the "Real Estate Lender Claims").  Notwithstanding anything to the contrary in this Agreement, this Agreement is not intended and shall not be construed to have any effect upon any of the Real Estate Lender Claims.  For the avoidance of doubt, but without limiting the generality of the foregoing, no Real Estate Lender Claim shall be subject to or included in any of the agreements, covenants and releases of Lender contained in this Agreement, nor shall this Agreement have any effect upon the liens and security interests granted to Real Estate Lender pursuant to the Surviving Mortgage or otherwise.

7.

Approval of ABC Court.  The Assignee hereby agrees diligently to pursue entry of the Approval Order and shall file the Settlement Motion with the ABC Court no later than three (3) business days after the Termination Date.

8.

Certain Representations and Warranties.  Each of the Parties represents and warrants to the others, as an inducement for the others to enter into this Agreement, that:

(a)

Such Party has read and understands all of the terms and conditions set forth in this Agreement;

(b)

Such Party has had the benefit of legal counsel of its own choosing in deciding to execute this Agreement;

(c)

Such Party, without promise of benefit other than as set forth herein, is freely and voluntarily entering into this Agreement;

(d)

In the case of Borrowers, Guarantor and Lender, they have the authority to enter into this Agreement, and in the case of the Assignee, subject to entry of the Approval Order, he has the authority to enter into this Agreement and to bind the ABC estate;

(e)

In the case of each Obligor, such Party is the owner of all Claims to be released by it herein, has not assigned or transferred, or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any of the Claims released by it hereunder or any portion thereof, and will indemnify and hold harmless the others from any and all Claims so assigned or transferred in breach hereof;

(f)

There is good and valid consideration to support such Party's entering into this Agreement and to bind such Party by the terms and conditions of this Agreement; and

(g)

Such Party was not coerced, threatened or otherwise forced to sign this Agreement, and its signature appearing hereinafter is voluntary and genuine and was duly and validly authorized and given.

9.

Release of Claims; Covenant Not to Sue.  To induce Lender to enter into this Agreement, each Obligor, on behalf of itself and its agents, representatives, officers, directors, members, successors and assigns and anyone claiming on behalf of, under or through any Obligor (collectively, the "Releasors" and individually a "Releasor") hereby RELEASES, ACQUITS AND FOREVER DISCHARGES each Releasee (as hereinafter defined) from any and all Claims that any Obligor has or ever has had against Lender in any capacity or the officers, directors, employees, agents, attorneys, and representatives of Lender (collectively with Lender, the "Releasees") based upon any act or failure to act, or any transaction entered into or concluded, on or before the date of this Agreement, or other facts now in existence, in each case whether such events, transactions or facts are known or unknown.  Each Obligor, on behalf of itself and each of the Releasors, hereby unconditionally and irrevocably agrees it will not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this Section, and if any Obligor or any of its successors, assigns or other legal representatives violates the foregoing covenant, then such Obligor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

10.

No Novation or Accord and Satisfaction.  This Agreement shall not constitute a novation or an accord and satisfaction with respect to the Loan Agreement, any of the other Financing Agreements or the Forbearance Agreement, each of which shall remain in full force and effect according to its terms, except as expressly altered by this Agreement.

11.

No Admission of Liability.  This Agreement is a compromise and settlement and shall not constitute an admission by any Party as to liability to the other Party or the merits of any of such Party's claims, liens, rights or remedies. Each Party is entering into this Agreement solely to avoid costs and expense associated with litigation of potential disputes with respect to such claims, liens, rights and remedies.

12.

Entire Agreement.  This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes any prior negotiations of the Parties.  Each Party specifically warrants that this Agreement is executed without reliance upon any statement or representation by any other Party hereto, except as expressly stated herein.

13.

Amendment.  The terms of this Agreement shall not be altered, amended, modified or otherwise changed in any respect except by a writing duly executed by all of the Parties hereto.

14.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.

Binding Agreement.  This Agreement shall be binding upon the Parties and their respective representatives, successors and assigns, and shall similarly inure to the benefit of their respective representatives, successors and assigns.

16.

No Third-Party Beneficiaries.  No Person other than the Parties hereto and their respective successors, assigns, and representatives is intended to be or shall be a beneficiary of this Agreement.

17.

Construction.  Should any provision of this Agreement require interpretation, the Parties agree that the judicial body or arbitration forum interpreting or construing such provision shall not apply any assumption that the terms of this Agreement shall be more strictly construed against any Party because of the rule of construction that an instrument is to be construed more strictly against the drafting Party, each Party hereby acknowledging and agreeing that all Parties and their respective attorneys have participated in the preparation of this Agreement.

18.

Section Headings; References; Gender and Number.  The titles of the Sections herein have been inserted as a matter of convenience and for reference only and shall not control or affect the meaning or construction of any of the terms of the provisions herein. Words of any gender used in this Agreement shall be deemed to include the other gender or the neuter, and words in the singular shall be deemed to include the plural and the plural to include the singular when the sense requires.

19.

Governing Law.  This Agreement shall be construed under and governed by the internal laws of the State of Florida.

20.

Counterparts; Electronic Signatures.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts.  Counterparts of this Agreement also may be exchanged via electronic machines, and an electronic facsimile or electronic mail copy of any Party's signature shall be deemed to be an original signature for all purposes.

21.

Waiver of Jury Trial.  To the fullest extent permitted by applicable law, each of the Parties hereto hereby waives the right to trial by jury in any action, suit or proceeding arising out of or related to this Agreement.

IN WITNESS WHEREOF, the undersigned Parties, intending to be legally bound hereby, hereunto set their hands and seals as of the date set forth above.

PREMIX-MARBLETITE MANUFACTURING CO.
("Borrower")

By:	/s/ Howard L. Ehler, Jr.
Title: Vice President

DFH, INC.
("Borrower")

By:	/s/ Howard L. Ehler, Jr.
Title: Vice President

JUST-RITE SUPPLY, INC.
("Borrower")

By:	/s/ Howard L. Ehler, Jr.
Title: Vice President

{signatures continued on following page}

IMPERIAL INDUSTRIES, INC.
("Guarantor")

By:	/s/ Howard L. Ehler, Jr.
Title: Chief Operating Officer

/s/ Michael Phelan
MICHAEL PHELAN, solely as
Assignee and not individually

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association
("Lender")

By:	/s/ Wanda Alverio
Title: Vice President